Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), effective as of December 31, 2015, is entered into by and among ENSERVCO CORPORATION, a Delaware corporation (“Enservco”), DILLCO FLUID SERVICE, INC., a Kansas corporation (“Dillco”), and HEAT WAVES HOT OIL SERVICE LLC, a Colorado limited liability company (“Heat Waves”) (Enservco, Dillco and Heat Waves, and each Person joined hereto as a borrower from time to time, each, a “Borrower” and collectively, “Borrowers”), PNC BANK, NATIONAL ASSOCIATION (“PNC”), as the sole Lender on the date hereof, and PNC, as Agent for the Lenders (in such capacity, “Agent”), with reference to the following facts:

RECITALS

A.     The parties to this Amendment have entered into an Amended and Restated Revolving Credit and Security Agreement, dated as of September 12, 2014, as amended by the Consent and First Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of February 27, 2015, the Second Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of March 29, 2015, and the Third Amendment to Amended and Restated Revolving Credit and Security Agreement dated as of July 16, 2015, and the Fourth Amendment to Amended and Restated Revolving Credit and Security Agreement and First Amendment to Amended and Restated Pledge and Security Agreement dated as of October 19, 2015 (as maybe further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders provide certain credit facilities to Borrowers;

B.     Any and all initially capitalized terms used in this Amendment without definition shall have the respective meanings assigned thereto in the Credit Agreement;

C.     Borrowers have requested Agent and the Lenders amend certain provisions of the Credit Agreement as more fully set forth herein; and

D.     Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with, and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.01     New Definition. The following definition is hereby added to Section 1.2 of the Credit Agreement in the appropriate alphabetical order:

“ “Enhanced Margin Period” shall mean the period commencing on January 1, 2016 through and including the date on which the Borrowers deliver to Agent, in form and substance reasonably acceptable to Agent, a certificate signed by the Chief Financial Officer or Controller of Borrowing Agent demonstrating that the Leverage Ratio for the immediately preceding fiscal quarter of Borrowers is not more than 3.50:1.00.”

1.02     Amendment to Section 1.2 of the Credit Agreement. The pricing grid set forth in the definition of “Applicable Margin” in Section 1.2 of the Credit Agreement is hereby amended and restated to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

Level	Average Undrawn Availability	Applicable Margin for Domestic Rate Loans (other than during the Enhanced Margin Period)	Applicable Margin for Domestic Rate Loans (during the Enhanced Margin Period)	Applicable Margin for LIBOR Rate Loans (other than during the Enhanced Margin Period)	Applicable Margin for LIBOR Rate Loans (during the Enhanced Margin Period)
I	≥ $4,000,000	1.00%	1.25%	2.50%	2.75%
II	< $4,000,000 and ≥ $3,000,000	1.50%	1.75%	3.00%	3.25%
III	< $3,000,000	2.00%	2.25%	3.50%	3.75%

1.03    Amendment Section 6.5(b) of the Credit Agreement. Section 6.5(b) to the Credit Agreement is hereby amended and restated to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

“(b)     Leverage Ratio. Maintain as of the end of each fiscal quarter set forth below a ratio of Funded Debt to Adjusted EBITDA of not greater than the ratio set forth below opposite such fiscal quarter: ~~2.75 to 1.00;~~

Fiscal Quarter Ending	Maximum Leverage Ratio
December 31, 2015	4.25 to 1.00
March 31, 2016	4.50 to 1.00
June 30, 2016 and each fiscal quarter thereafter	3.50 to 1.00

1.04     Amendment Section 7.6 of the Credit Agreement. Section 7.6 to the Credit Agreement is hereby amended and restated to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as follows:

“7.6 ~~[Reserved]~~ Capital Expenditures. During the period commencing October 1, 2015 through and including June 30, 2016, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Borrowers in excess of $7,800,000.”

ARTICLE II
Conditions Precedent

2.01     Closing Conditions. This Amendment shall become effective as of the day and year first set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Agent):

(a)	Amendment. The Agent shall have received from Borrowers, this Amendment duly executed by Borrowers and by PNC, as Agent and as the sole Lender as of the Amendment Effective Date;

(b)

Fees and Expenses. (a) The Agent shall have received from the Borrowers, an amendment fee in an amount equal to $10,000, and such other fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, and (b) the Agent’s counsel shall have received from Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment;

(c)	Default. After giving effect to this Amendment, no Default or Event of Default shall exist; and

(d)

Representations and Warranties. The representations and warranties set forth herein must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

ARTICLE III
Miscellaneous

3.01     Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or in any Other Document and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Credit Agreement, the Other Documents or any related agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof, other than representations and warranties relating to a specific earlier date, and in such case such representations and warranties are true and correct in all material respects as of such earlier date.

3.02     Authority. Each Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective Obligations hereunder and under the Other Documents (as amended or modified hereby). This Amendment has been duly executed and delivered by such Person, and this Amendment constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Amendment (a) are within such Person’s corporate, limited liability company or limited partnership powers (as applicable), have been duly authorized by all necessary company or partnership (as applicable) action, are not in contravention of law or the terms of such Person’s operating agreement, bylaws, partnership agreement, certificate of formation, articles of incorporation or other applicable documents relating to such Person’s formation or to the conduct of such Person’s business or of any material agreement or undertaking to which such Person is a party or by which such Person is bound, (b) will not, in any material respect, conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents which have been duly obtained, made or compiled prior to the date hereof and which are in full force and effect or except those which the failure to have obtained would not have, or could not reasonably be expected to have a Material Adverse Effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of any Borrower or Guarantor under the provisions of any material agreement, charter document, operating agreement or other instrument to which any Borrower or Guarantor is a party or by which it or its property is a party or by which it may be bound.

3.03     No Default. After giving effect to this Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

3.04     References to the Credit Agreement. The Credit Agreement, each of the Other Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof, or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended by this Amendment.

3.05     Credit Agreement Remains in Effect. The Credit Agreement and the Other Documents remain in full force and effect and Borrowers ratify and confirm their agreements and covenants contained therein. Borrowers hereby confirm that, after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under any of the Other Documents, nor constitute a waiver of any provision of any of the Other Documents.

3.06     Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or the Lenders to modify any of their respective rights and remedies under the Other Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

3.07     Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

3.08     Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

3.09     Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

3.10     Expenses of Agent. Borrowers agree to pay on demand all costs and expenses reasonably incurred by Agent in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the costs and fees of Agent’s legal counsel.

3.11     NO ORAL AGREEMENTS. THIS AMENDMENT, TOGETHER WITH THE OTHER DOCUMENTS AS WRITTEN, REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment by their respective duly authorized officers as of the date first above written.

BORROWERS:

ENSERVCO CORPORATION,
a Delaware corporation

By:
Name:	Rick D. Kasch
Title:	President

DILLCO FLUID SERVICE, INC.,
a Kansas corporation

By:
Name:	Rick D. Kasch
Title:	President

HEAT WAVES HOT OIL SERVICE LLC,
a Colorado limited liability company

By:
Name:	Rick D. Kasch
Title:	Manager

Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement

AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Mark Tito
Title:	Vice President

SOLE LENDER:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:	Mark Tito
Title:	Vice President

Fifth Amendment to Amended and Restated Revolving Credit and Security Agreement